Exhibit 10.2

2014 Salaries, Bonus Targets and Equity Awards

Name and Title	2014 Salary	Bonus Target*	Total Cash Bonus Target	Stock Options	Restricted Stock Unit Awards
Charles J. Link, Jr., M.D.	$573,200	60%	$343,920	108,750	23,000
Chairman of the Board and Chief Executive and Scientific Officer
Nicholas N. Vahanian, M.D.	$453,600	50%	$226,800	71,250	15,000
President and Chief Medical Officer
Gordon H. Link, Jr.	$295,200	35%	$103,320	27,000	5,700
Chief Financial Officer
W. Jay Ramsey, M.D., Ph.D.	$312,200	35%	$109,270	32,250	6,800
Quality Assurance Officer
*Bonus Targets listed as percentage of 2013 Base Salary